Exhibit 4.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of December 3, 2007 (this “Agreement”), by and among Oracle Healthcare Acquisition Corp., a Delaware corporation (“Parent”), and the Persons (as hereinafter defined) set forth on Schedule I attached hereto (collectively, the “Securityholders” and, each, a “Securityholder”).

W I T N E S S E T H:

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, PTI Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Precision Therapeutics, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time as provided therein, the “Merger Agreement”), providing for, among other things, (i) the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the “Merger”), and (ii) prior to the Effective Time (as defined in the Merger Agreement) of such Merger the conversion (the “Conversion”) of all outstanding shares of Series A1 Preferred Stock, par value $0.001 per share (the “Series A1 Preferred Stock”), Series A3 Preferred Stock, par value $0.001 per share (the “Series A3 Preferred Stock” and, together with the Series A1 Preferred Stock, the “Series A Preferred Stock”), and Series B Preferred Stock, par value $0.001 per share (together with the Series A Preferred Stock, the “Company Preferred Stock”), of the Company and all outstanding Bridge Notes (as defined in the Merger Agreement) into common stock, par value $0.001 per share (together with the Company Preferred Stock, the “Company Stock”), of the Company;

WHEREAS, each Securityholder Beneficially Owns (as hereinafter defined) the number of shares of Company Stock (in the classes, series and forms) and Bridge Notes in the aggregate principal amount set forth opposite such Securityholder’s name on Schedule I attached hereto;

WHEREAS, after considering the best interests of the Company and its stockholders, reviewing the Merger Agreement, and weighing the possibilities of acquisition proposals from parties other than Parent, each Securityholder has determined that the Conversion and the Merger are advantageous to the Company and its stockholders; and

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement and incur the obligations set forth therein, Parent has required that the Securityholders enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. Capitalized, undefined terms used in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement. In addition to the terms defined elsewhere herein or in the Merger Agreement, for purposes of this Agreement, the terms below shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such specified Person. For purposes of this Agreement, with respect to any Securityholder, “Affiliate” shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the avoidance of doubt, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as an officer or director of the Company.

“Alternative Transaction” means (a) any transaction of the type described in the definition of “Company Acquisition Proposal” contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement and (b) any other action, agreement or transaction that would reasonably be expected to hinder, delay, impede or frustrate the consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the Conversion and the Merger).

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

“Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Subject Securities” means, with respect to any Securityholder, without duplication, (a) Company Stock and Bridge Notes Beneficially Owned by such Securityholder on the date hereof as described on Schedule I, and (b) any additional Company Stock or Bridge Notes acquired by such Securityholder or over which such Securityholder acquires Beneficial Ownership, whether pursuant to existing option, warrants or other rights to acquire securities of the Company or otherwise.

“Termination Time” means the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with Section 9.1 thereof, or (c) written notice by Parent to the Securityholders of the termination of this Agreement.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

ARTICLE II

COVENANTS OF STOCKHOLDERS

Section 2.1 Irrevocable Proxy. Concurrently with the execution of this Agreement, each Securityholder shall execute and deliver to Parent a proxy in the form attached hereto as Exhibit A (each, a “Proxy”). Each Proxy shall be irrevocable to the fullest extent provided in Section 212 of the Delaware General Corporation Law with respect to the securities referred to therein.

Section 2.2 Agreement to Vote.

(a)

At any meeting of the stockholders or holders of other securities of the Company held prior to the Termination Time, however called, and at every adjournment or postponement thereof prior to the Termination Time, or in connection with any written consent of, or any other action by, the stockholders or other holders of securities of the Company given or solicited prior to the Termination

Time, each Securityholder shall vote, or provide its consent with respect to, all of the Subject Securities entitled to vote or to consent thereon: (i) in favor of adoption, approval and consummation of (A) the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger) and any actions required in furtherance thereof and (B) the Conversion, and (ii) against any Alternative Transaction or any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Conversion, the Merger or the other transactions contemplated by the Merger Agreement.

(b)	Each Securityholder hereby agrees that it shall not directly or indirectly enter into any agreement (whether written or oral) with any other Person (other than Parent) prior to the Termination Time to vote, grant any proxy or give instructions with respect to the voting of, any Subject Securities that are Beneficially Owned by such Securityholder.

Section 2.3 Revocation of Proxies; Cooperation.

(a)	Each Securityholder hereby severally, but not jointly, and with respect only to itself and not any other Securityholder, represents and warrants to Parent that any proxies heretofore given in respect of the Subject Securities Beneficially Owned by such Securityholder are not irrevocable, and such Securityholder hereby revokes any and all proxies (other than the Proxies) with respect to such Subject Securities. Prior to the Termination Time, no Securityholder shall directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2 hereof (other than to Parent), deposit any of the Subject Securities Beneficially Owned by it, or enter, into a voting agreement (other than this Agreement) with respect to any of such Subject Securities.

(b)	Each Securityholder shall (i) use all reasonable efforts to cooperate with the Company, Parent and Merger Sub in connection with, and in furtherance of, the transactions contemplated by the Merger Agreement (including, without limitation, the Conversion and the Merger), (ii) promptly take such actions as are necessary or appropriate to consummate such transactions, and (iii) provide any information reasonably requested by the Company or Parent for any regulatory application or filing made or approval sought in respect of such transactions.

(c)	Each Securityholder shall take all actions necessary to permit the Subject Securities to be converted into the right to receive the Per Share Merger Consideration, the Milestone Consideration (if any) and the Top-Up Consideration (if any) in accordance with the provisions of the Merger Agreement.

Section 2.4 No Solicitation. Each Securityholder hereby severally, but not jointly, and with respect only to itself and not any other Securityholder, agrees that:

(a)	such Securityholder shall not, and shall cause its controlled Affiliates (and shall instruct its other Affiliates) and its and their respective directors (or persons in similar positions), officers, employees, agents and representatives (as applicable) not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to such Securityholder, the Company, Parent, Merger Sub or any of their respective Affiliates or this Agreement or the Merger Agreement and the transactions contemplated hereby or thereby to, or afford access to any of the properties, books or records of such Securityholder, the Company or its Affiliates to, any Person, in each case with respect to any Company Acquisition Proposal, (iii) approve, endorse, recommend or vote for (or consent to) any Company Acquisition Proposal or (iv) enter into any agreement or agreement in principle (in any case, whether written or oral) with any Person with respect to any Company Acquisition Proposal; and

(b)	notwithstanding anything to the contrary contained in this Agreement, (i) the provisions of this Agreement apply solely to such Securityholder when acting in its capacity as a holder of securities of the Company and not when acting or purporting to act as a director or officer of the Company (it being understood that the Company has separate and independent obligations to Parent and Merger Sub under the Merger Agreement, including, without limitation, Section 5.5 thereof); and (ii) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict any Securityholder from exercising its fiduciary duties to the Company by voting or taking any other action whatsoever in the capacity of a director or officer of the Company, provided that the Company complies with its obligations under the Merger Agreement (including, without limitation, Section 5.5 thereof).

Section 2.5 No Transfer of Subject Shares; Publicity.

(a)	During the term of this Agreement, (i) no Securityholder shall take any action to subject any of the Subject Securities that are Beneficially Owned by it to any Lien, (ii) no Securityholder shall Transfer or agree to Transfer any of the Subject Securities that are Beneficially Owned by it or grant any proxy or power-of-attorney with respect to any such Subject Securities and (iii) each Securityholder shall take all action necessary to prevent creditors in respect of any pledge of the Subject Securities that are Beneficially Owned by it from exercising their rights under such pledge. This Section 2.5 shall not prohibit a Transfer of Subject Securities by a Securityholder (a) if such Securityholder is an individual (e.g., not a corporation, limited liability company, partnership, trust or other entity) (i) to any member of such Securityholder’s immediate family, or to a trust for the benefit of such Securityholder or any member of such Securityholder’s immediate family, or (ii) upon the death of such Securityholder, or (b) if Securityholder is a partnership or limited liability company, to one or more partners or members of such Securityholder or to a corporation that is an Affiliate of such Securityholder and is under common control with such Securityholder; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a condition precedent to such Transfer, the transferee in such Transfer agrees in a writing that is reasonably satisfactory in form and substance to Parent to be bound by all of the terms of this Agreement as though such transferee were a Securityholder hereunder.

(b)	Except to the extent required by applicable law, no Securityholder shall, and each Securityholder shall cause its controlled Affiliates (and shall instruct its other Affiliates) and its and their respective directors (or persons in similar positions), officers, employees, agents or representatives (as applicable) not to, make any press release or public announcement with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent and the Company in each instance.

Section 2.6 No Appraisal. Each Securityholder hereby (a) agrees not to make a demand for appraisal in respect of any Subject Securities that are Beneficially Owned by it and (b) hereby irrevocably and unconditionally waives any and all appraisal rights, dissenters’ rights and similar rights relating to the Merger Agreement or any of the transactions contemplated thereby (including, without limitation, the Conversion and the Merger) or any related transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Securityholder hereby severally, but not jointly, and with respect only to itself and not any other Securityholder, represents and warrants to Parent that:

Section 3.1 Ownership. Such Securityholder is the sole Beneficial Owner and the record and legal owner of the Subject Securities or options, warrants or other rights to acquire Subject Securities, as applicable, set forth opposite such Securityholder’s name on Schedule I attached hereto, which Subject Securities constitute all of the securities of the Company that are Beneficially Owned by such Securityholder as of the date hereof; and such

Securityholder has good and valid title to all of such Subject Securities, free and clear of all Liens, options, proxies and voting agreements and has the sole right to such Subject Securities, and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Securities. None of the Subject Securities set forth opposite such Securityholder’s name on Schedule I attached hereto is subject to any voting trust or other contract (whether written or oral) with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Securities.

Section 3.2 Authority and Non-Contravention.

(a)	If such Securityholder is a corporation, limited liability company, partnership, trust or other entity, such Securityholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization (as applicable).

(b)	Assuming due authorization, execution and delivery of this Agreement by Parent, this Agreement has been duly and validly executed and delivered by such Securityholder and constitutes the legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and such Securityholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform its obligations under this Agreement, and no other proceedings or actions on the part of such Securityholder are necessary to authorize such Securityholder’s execution, delivery or performance of this Agreement or its consummation of the transactions contemplated hereby. If such Securityholder is a corporation, limited liability company, partnership, trust or other entity, such actions have been duly authorized and approved by all necessary corporate, organizational or other action on the part of such Securityholder.

(c)	Such Securityholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person or Governmental Entity in connection with the execution, delivery or performance of this Agreement or to obtain any permit or approval from any Governmental Entity for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act.

(d)	Neither the execution and delivery of this Agreement by such Securityholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) in the event that such Securityholder is a corporation, limited liability company, partnership, trust or other entity, conflict with, result in any violation of or require any consent under any provision of the certificate or articles of incorporation, bylaws, limited liability company agreement, partnership agreement, declaration or trust or other organizational or governing documents of such Securityholder, (ii) conflict with, result in any violation of, require any consent under or constitute a default by such Securityholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Securityholder is a party or by which it or any of its assets (including any Subject Securities that are Beneficially Owned by such Securityholder) are bound, or violate any permit of any Governmental Entity, or any law, order or consent decree to which such Securityholder, or any of its assets (including any Subject Securities that are Beneficially Owned by such Securityholder), may be subject, or (iii) result in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by such Securityholder (including any Subject Securities that are Beneficially Owned by it).

Section 3.3 Total Shares. Except as set forth on Schedule I attached hereto, such Securityholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any securities of the Company.

Section 3.4 Reliance. Such Securityholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Securityholder’s execution, delivery and performance of this Agreement.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to any Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain and belong to the Securityholders, and Parent and its Affiliates shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Securityholder in the voting of any of the Subject Securities, except as otherwise provided herein or in the Merger Agreement.

Section 4.2 Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing (including facsimile or similar writing) and shall be given:

(a)	If to Parent, to:

Oracle Healthcare Acquisition Corp.

200 Greenwich Ave., 3rd Floor

Greenwich, Connecticut 06830

Attn: Joel Liffmann

Phone: (203) 862-7900

Fax: (203) 862-1613

With a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn: William H. Gump, Esq.

Phone: (212) 728-8285

Fax: (212) 728-9285

(b)	If to a Securityholder, to such Securityholder’s address set forth on Schedule I attached hereto.

or such other address or facsimile number as a party hereto may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be effective only (a) if given by facsimile, when the facsimile is transmitted to the facsimile number specified in or pursuant to this Section 4.2 and the appropriate facsimile confirmation is received or (b) if given by overnight courier or personal delivery, when delivered at the address specified in or pursuant to this Section 4.2.

Section 4.3 Entire Agreement and Modification. This Agreement, each Proxy and any other documents delivered by the parties hereto in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement among the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate.

Section 4.4 Drafting and Representation. The parties hereto hereby agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party hereto. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

Section 4.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as determined by a court of competent jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 4.6 Assignment, Binding Effect and No Third-Party Rights. No Securityholder may assign (by operation of law or otherwise) any of its rights or delegate (by operation of law or otherwise) any of its obligations under this Agreement without the prior written consent of Parent, and any purported assignment or delegation other than in accordance with this Section 4.6 shall be void ab initio. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the parties hereto and their respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of the parties hereto as provided in this Section 4.6.

Section 4.7 Enforcement of Agreement. Each Securityholder hereby acknowledges and agrees that Parent and/or its Affiliates could be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such Securityholder could not be adequately compensated by monetary damages. Accordingly, such Securityholder hereby (a) waives, in any action for specific performance, the defense of adequacy of a remedy at law and (b) agrees that, in addition to any other right or remedy to which Parent may be entitled, at law or in equity, Parent shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Section 4.8 Waiver. The rights and remedies of the parties to this agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, any Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (a) no claim or right arising out of this Agreement, any Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by each other party hereto against whom such waiver or renunciation is charged, (b) no waiver that may be given by a party hereto will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party hereto will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, any applicable Proxy or the documents referred to in this Agreement.

Section 4.9 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and interpreted in accordance with the Laws of the State of Delaware, without giving effect to principles of conflicts or choice of law.

Section 4.10 Consent to Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the United States District Court for the District of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the Court of Chancery of the State of Delaware, County of New Castle, and each of the parties hereto hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 4.2 hereof shall be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Section 4.12 Termination. This Agreement shall terminate at the Termination Time.

Section 4.13 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Agreement shall be deemed to limit the obligations of the Company pursuant to Section 9.2 of the Merger Agreement.

Section 4.14 Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” shall mean “including, without limitation,” whether or not expressed.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:

ORACLE HEALTHCARE ACQUISITION CORP.

By:
Name:
Title:

[PRECISION THERAPEUTICS, INC.

SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SECURITYHOLDER:

(Insert Name of Entity, if any)

Date:

By:

Printed Name:

Title (if applicable):

[PRECISION THERAPEUTICS, INC.

SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SECURITYHOLDER:

(Insert Name of Entity, if any)

Date:

By:

Printed Name:

Title (if applicable):

[PRECISION THERAPEUTICS, INC.

SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned holder (the “Securityholder”) of securities of Precision Therapeutics, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) appoints Oracle Healthcare Acquisition Corp., a Delaware corporation (the “Parent”), as the sole and exclusive attorney and proxy of the Securityholder, with full power of substitution and resubstitution, to vote and exercise all voting rights expressly provided herein (to the full extent that the Securityholder is entitled to do so) with respect to (i) the outstanding shares of capital stock or other securities of the Company owned of record by the Securityholder as of the date of this Proxy, which shares (including the classes and series thereof) and securities are specified on Schedule I attached to the Voting Agreement (as hereinafter defined), and (ii) any and all other shares of capital stock or securities of the Company which the Securityholder may acquire on or after the date hereof (such shares of capital stock and other securities of the Company referred to in the immediately preceding clauses (i) and (ii), the “Securities”). Upon the Securityholder’s execution of this Proxy, any and all prior proxies given by the Securityholder with respect to any of the Securities are hereby revoked and the Securityholder agrees not to grant any subsequent proxies with respect to any of the Securities at any time prior to the “Termination Time” under the Voting Agreement.

This Proxy is irrevocable (to the extent permitted by Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement, dated as of the date hereof (as amended from time to time, the “Voting Agreement”), by and among Parent, the Securityholder and certain other holders of securities of the Company, and is granted in consideration of Parent entering into the Merger Agreement (as defined in the Voting Agreement).

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the Securityholder, at any time prior to the Termination Time, to act as the Securityholder’s attorney and proxy to vote the Securities, and to exercise all voting and other rights of the Securityholder with respect to the Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law or otherwise), at every annual or special meeting (and, in each case, any adjournment or postponement thereof) of the holders securities of the Company at which any of the Securities are entitled to vote and in every written consent in lieu of any such meeting (or adjournment or postponement): (i) in favor of adoption, approval and consummation of (A) the Merger Agreement and the transactions contemplated thereby (including, without limitation, the Merger (as defined in the Voting Agreement)) and any actions required in furtherance thereof and (B) the Conversion (as defined in the Voting Agreement), and (ii) against any Alternative Transaction (as defined in the Voting Agreement) or any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Conversion, the Merger or the other transactions contemplated by the Merger Agreement.

The Securityholder may vote the Securities on all other matters not referred to in this Proxy, and the attorneys and proxies named above may not exercise this Proxy with respect to such other matters.

This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Securityholder (including any transferee of any of the Securities).

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, as determined by a court of competent jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated: December         , 2007

SECURITYHOLDER:

(Insert Name of Entity, if any)

Date:

By:

Printed Name:

Title (if applicable):

[Precision Therapeutics, Inc.

Signature Page to Irrevocable Proxy]